UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2020

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrants as specified in its charter)

Israel	001-16174	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033, Israel

(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8171

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Copies of communications to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below, at the Annual Meeting of Shareholders of Teva Pharmaceutical Industries Limited (“Teva” or the “Company”), held on June 9, 2020 (the “Annual Meeting”), Teva’s shareholders approved Amendment No. 1 to the terms of office and employment of Teva’s President and Chief Executive Officer, Mr. Kåre Schultz (the “Amendment”). The Amendment amends the employment agreement, dated September 7, 2017, by and between Teva and Mr. Schultz (the “Employment Agreement”) as follows:

The initial term of Mr. Schultz’s employment will extend by one year to a sixth year, from November 1, 2022 to November 1, 2023.

The target grant date fair value of Mr. Schultz’s annual long-term incentive equity award will increase by $4 million, all of which would vest solely subject to achievement of pre-established performance metrics.

The treatment of outstanding long-term incentive awards upon certain qualifying terminations of employment will change such that in the event Mr. Schultz incurs a termination of employment with the Company (a) by the Company without “cause,” (b) by Mr. Schultz for “good reason,” (c) following the Company’s decision not to renew the employment agreement, or (d) by Mr. Schultz following his decision not to renew the employment agreement due to his retirement, any then-outstanding long-term incentive equity grants (both time and performance-based equity grants) would continue to vest following such a termination of employment in accordance with their terms. Continued vesting following a qualifying termination of employment will be subject to Mr. Schultz’s continued compliance with the non-compete, non-solicitation, non-disparagement and confidentiality covenants contained within his employment agreement.

In addition, the non-compete covenant will also apply following a termination of employment due to the Company’s decision not to renew the employment agreement and following Mr. Schultz’s decision not to renew the employment agreement due to his retirement.

The foregoing description is qualified by its entirety by the terms and conditions set forth in the Amendment, a copy of which is attached hereto as exhibit 10.1, and is incorporated by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, Teva’s shareholders approved an amendment to the Company’s Articles of Association (the “Articles”) to change the language of Article 59 of the Articles to (a) eliminate the requirement that a majority of the members of Teva’s Board of Directors (the “Board”) shall be residents of Israel, (b) remove the provision specifying that directors are not required to hold Teva shares, and (c) remove the provision that a corporation is not qualified to serve as a director of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Articles of Association which is attached hereto as Exhibit 3.1.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 9, 2020. The following is a summary of the matters voted on at the meeting.

(1)	The shareholders elected to appoint the following persons to the Board, to serve until Teva’s 2023 annual meeting of shareholders, as follows:

Directors	For	Against	Abstain	Brokers non-vote
Dr. Sol J. Barer	573,382,687	49,551,092	751,951	152,637,286
Jean-Michel Halfon	586,847,245	35,731,536	1,106,848	152,637,286
Nechemia (Chemi) J. Peres	545,838,341	73,916,234	3,931,094	152,637,286
Janet S. Vergis	574,022,233	48,888,160	775,236	152,637,286

(2)	The shareholders approved, on a non-binding advisory basis, the compensation for Teva’s named executive officers listed in the proxy statement for the Annual Meeting (the “Proxy Statement”), as follows:

For	Against	Abstain	Brokers non-vote
491,832,844	130,236,055	1,616,730	152,637,286

(3)	The shareholders approved Teva’s 2020 Long-Term Equity-Based Incentive Plan, substantially in the form attached as Appendix A to the Proxy Statement, as follows:

For	Against	Abstain	Brokers non-vote
492,815,765	129,185,224	1,669,308	152,637,286

(4)	The shareholders approved an amendment to the terms of office and employment of Teva’s President and Chief Executive Officer, as follows:

For	Against	Abstain	Brokers non-vote
446,097,522	176,210,750	1,377,397	152,637,286

(5)	The shareholders approved an amendment to Teva’s Articles of Association:

For	Against	Abstain	Brokers non-vote
598,428,637	23,837,616	1,403,983	152,637,286

(6)	The shareholders approved the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as Teva’s independent registered public accounting firm until Teva’s 2021 annual meeting of shareholders, as follows:

For	Against	Abstain	Brokers non-vote
751,783,149	20,035,998	1,921,263	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles of Association.

10.1	Amendment No. 1 dated as of June 9, 2020, to the Employment Agreement between Teva Pharmaceutical Industries Limited and Kåre Schultz.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: June 9, 2020	By:	/s/ Eli Kalif
	Name:	Eli Kalif
	Title:	Executive Vice President, Chief Financial Officer

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